                                                                   Exhibit 23.2





                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of JLM Industries, Inc. on Form S-8 of our report dated February 19, 1997 (July 3, 1997 as to Note 18), appearing in the Registration Statement on Form S-1 (Registration Statement
No. 333-27843) of JLM Industries, Inc.





DELOITTE & TOUCHE LLP

Tampa, Florida
July 29, 1997